                              (AMETEK LETTERHEAD)


Contact:  William J. Burke (610) 889-5249

       AMETEK ACQUIRES TAYLOR HOBSON HOLDINGS LIMITED ACQUISITION EXPANDS
                AMETEK'S HIGH-END ANALYTICAL INSTRUMENT PLATFORM

Paoli, PA, June 21, 2004 -- AMETEK, Inc. (NYSE: AME) today announced the acquisition of Taylor Hobson Holdings Limited (`Taylor Hobson'), a leading manufacturer of ultra-precision measurement instrumentation for a variety of markets, including optics, semiconductors, hard disk drives and nanotechnology research. Taylor Hobson was acquired from funds advised by Permira for a purchase price of approximately 51 million British pound sterling. With its headquarters in Leicester, England, Taylor Hobson has expected 2004 sales of approximately 38 million British pound sterling.

"We are very excited about our acquisition of Taylor Hobson," comments AMETEK Chairman and Chief Executive Officer Frank S. Hermance. "This is a highly differentiated business, focusing on the most complex and critical measurements for its customers. Taylor Hobson significantly expands our measurement capabilities into ultra-precision applications and is an excellent fit with our strategic focus on adding more high-end analytical instrument businesses. With this acquisition, our high-end analytical businesses now total more than $250 million in annual revenue."

"Taylor Hobson's instrumentation is able to measure the shape and finish of surfaces to the sub-nanometer level. This measurement capability is a critical enabling technology to support product development, manufacturing process engineering and quality control. As product geometries continue to shrink, Taylor Hobson's instrumentation becomes even more important," adds Mr. Hermance.

Taylor Hobson designs, manufactures, and services a broad array of contact and non-contact instrumentation for ultra-precise measurement applications. These instruments measure surface texture, shape and roundness, dimensions that are critical in many industries including optics, semiconductor, hard disk drive, automotive and bearing manufacturing. Nanotechnology is becoming an increasingly important market for Taylor Hobson's technology and represents AMETEK's first entry into this exciting area.

Taylor Hobson has long been a technology leader by providing standard setting ultra-precision contact measurement systems. More recently, Taylor Hobson has introduced new products based on non-contact optical technology, including the Coherence Correlation Interferometer (CCI). This product sets new standards in three-dimensional surface analysis with measurement resolution at the sub-nanometer level.

Taylor Hobson joins AMETEK as part of its Electronic Instruments Group (EIG) --a recognized leader in advanced monitoring, testing, calibrating and display instruments. AMETEK EIG sells its instruments to the process, aerospace, power, and industrial markets worldwide and had 2003 sales of approximately $560 million.

                                      MORE

AMETEK ACQUIRES TAYLOR HOBSON HOLDINGS LIMITED
PAGE 2

CORPORATE PROFILE

AMETEK IS A LEADING GLOBAL MANUFACTURER OF ELECTRONIC INSTRUMENTS AND ELECTRIC MOTORS WITH ANNUAL SALES OF NEARLY $1.1 BILLION. AMETEK'S CORPORATE GROWTH PLAN IS BASED ON FOUR KEY STRATEGIES: OPERATIONAL EXCELLENCE, STRATEGIC ACQUISITIONS & ALLIANCES, GLOBAL & MARKET EXPANSION, AND NEW PRODUCTS. ITS OBJECTIVE IS DOUBLE-DIGIT PERCENTAGE GROWTH IN EARNINGS PER SHARE OVER THE BUSINESS CYCLE AND A SUPERIOR RETURN ON TOTAL CAPITAL. THE COMMON STOCK OF AMETEK IS A COMPONENT OF THE S&P MIDCAP 400 INDEX AND THE RUSSELL 1000 INDEX.

ABOUT PERMIRA

PERMIRA IS A LEADING INTERNATIONAL PRIVATE EQUITY SPECIALIST. AS AN INDEPENDENT BUSINESS, PERMIRA IS OWNED AND CONTROLLED BY ITS PARTNERS. IN OCTOBER 2003, PERMIRA ANNOUNCED THE FINAL CLOSING OF A THIRD PAN-EUROPEAN FUND, PERMIRA EUROPE III, WHICH, TOGETHER WITH COMMITMENTS FROM PERMIRA, TOTALS OVER EURO 5 BILLION. THIS IS EUROPE'S LARGEST PRIVATE EQUITY FUND. THE FIRM'S TEAM OF 80 PROFESSIONALS, BASED IN FRANKFURT, LONDON, MADRID, MILAN, NEW YORK, PARIS AND STOCKHOLM, ADVISES THE PERMIRA FUNDS WITH A TOTAL COMMITTED CAPITAL OF EURO 11 BILLION. SINCE 1985, THE PERMIRA FUNDS HAVE COMPLETED OVER 260 PRIVATE EQUITY TRANSACTIONS. DURING THE LAST 3 YEARS, THE PERMIRA FUNDS HAVE COMPLETED 12 TRANSACTIONS WITH A COMBINED TRANSACTION VALUE OF OVER EURO 16 BILLION. WWW.PERMIRA.COM

FORWARD-LOOKING INFORMATION

Statements in this news release that are not historical are considered "forward-looking statements" and are subject to change based on various factors and uncertainties that may cause actual results to differ significantly from expectations. Those factors are contained in AMETEK's Securities and Exchange Commission filings.

                                      # # #